Exhibit 10.1

LOJACK CORPORATION

LOJACK CORPORATION AMENDED AND RESTATED
NONQUALIFIED DEFERRED COMPENSATION PLAN
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2009 Amendment
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WHEREAS, LoJack Corporation (hereinafter referred to as “Employer”) established the LoJack Corporation Nonqualified Deferred Compensation Plan (hereinafter “Plan”) for a select group of management or highly compensated employees effective as of January 1, 2005 and amended and restated the Plan effective January 1, 2008;

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NOW, THEREFORE, the Employer hereby amends the Plan document, effective as of the date of execution below, as follows:

1.  Matching Contributions.  Section 3.2 of the Plan shall be amended to read in its entirety as follows:

3.2  Matching Contribution.

The Employer may credit the Account of a Participant with a Matching Contribution equal to a discretionary percentage of the Deferrals contributed by the Participant up to a discretionary percentage of the Participant’s Compensation.  Such Matching Contribution and percentage of Compensation may vary based on a Participant’s Years of Service.

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2.  Further Amendments.  Except as hereinabove specifically amended, all provisions of the Plan shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.

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IN WITNESS WHEREOF, the Employer has executed this Amendment on this the 26th  day of March, 2009 with an effective date coinciding with such execution.

LOJACK CORPORATION	Attested:

By: /s/ Kathleen P. Lundy	By:/s/ Richard T. Riley
Name: Kathleen P. Lundy	Name: Richard T. Riley
Title: Deputy General Counsel	Title: Executive Chairman